EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos.333-30122 and 333-43958) and on Form S-3 (File No. 333-58726) of webMethods, Inc. of our report dated May 28, 2004 relating to the Financial Statements and Financial Statement Schedules, which appear in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
June 10, 2004